Exhibit 5.3

                     [Letterhead of Thacher Proffitt & Wood]








                                          May 29, 2001



Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

          Credit Suisse First Boston Mortgage Securities Corp.
          Mortgage Pass-Through Certificates Registration Statement on Form S-3
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Ladies and Gentlemen:

         We are counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates (the "Certificates") and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and various amendments. The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, as to relevant factual matters we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements

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May 29, 2001                                                       Page 2.

the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.


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May 29, 2001                                                             Page 3.

         4. To the extent that the description referred to in paragraph 3. above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Certificates, we hereby confirm and adopt such opinion herein.

         Please note that paragraphs 3. and 4. above apply only to those series of Certificates for which our firm is named as counsel to the Depositor in the related Prospectus Supplement and for which a REMIC election is made.


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May 29, 2001                                                          Page 4.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", without admitting that we are "persons" within the meaning of
Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of
Section 11 thereof, with respect to any portion of the Registration Statement.

                                            Very truly yours,


                                            /s/ Thacher Proffitt & Wood
                                            ---------------------------
                                            Thacher Proffitt & Wood